Exhibit 99.1

Exhibit 99.1

Fourth Quarter Results of Operations

March 15, 2005

Safe Harbor

Statements contained in this presentation that state the company’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” and other similar expressions identify forward-looking statements. It is important to note that the Company’s actual results could differ materially from those projected in its forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecast, see the Company’s mostly recently filed registration Statement of Form S-4 filed in February 2005 with the Securities and Exchange Commission.

In addition, we will be using non-GAAP terms, including EBITDA and EBITDA excluding special items, which we have reconciled to the appropriate GAAP measures in our 8-K dated March 15, 2005.

Reported Results

Historical reported operating results of Aleris including only IMCO

Fourth quarter 2004 results include 3 months of IMCO and one month of Commonwealth

Full year 2004 results include 12 months of IMCO and one month of Commonwealth

Pro Forma Results

Proforma results contain both IMCO and Commonwealth as a combined entity for the period portrayed

— Gives effect to the November/December 2004 financing transition

Pro forma results exclude:

— Intercompany sales between Commonwealth and IMCO

— Alflex (Commonwealth division sold in July ’04)

Pro forma results include:

— Purchase accounting adjustments

Impact of change to average cost inventory method

Incremental depreciation associated with purchase account asset value step up

Incremental interest expense associated with the merger

Fourth Quarter, 2004 As Reported

(000) Net Sales Cost of Sales Gross Margin Total SG&A Other (Income) Expense Restructuring Charge Interest Expense Income (Loss) Before Tax Minority Interest (Net) Income Tax (Benefit) Net Income Shares EPS Special Items: Restructuring Charges Asset Write-Offs Purchase Acct Adj (Gain)/Loss on Hedge Acct Special Items Per Share Amount Net Income (Above) Tax Interest Depreciation EBITDA Restructuring Purchase Acct Adj Asset Write offs (Gain)/Loss on Hedge Acct EBITDA, exc Spec Items 4Q IMCO $277,502 263,282 14,220 13,916 (345) 10,754 8,495 (18,600) 92 4,969 $(23,661) 10,754 5,008 (843) $14,919 $(23,661) 4,665 8,495 11,494 $993 10,754 685 (843) $13,311 Dec CII $95,104 88,297 6,807 2,824 (75) —   347 3,711 —   40 $3,671 (2,555) $(2,555) $3,671 40 347 1,691 $5,749 —   (2,555) $3,194 Dec CII Purch Acct $—   6,532 (6,532) —   —   —   —   (6,532) —   —   $(6,532) 6,532 $6,532 $(6,532) —   —   518 $(6,014) 6,532 —   $518 Aleris As Reported $372,606 358,111 14,495 16,740 (420) 10,754 8,842 $(21,421) 92 5009 $(26,522) 18,467 $(1.42) 10,754 5,008 6,532 (3,398) $18,896 $1.01 $18,647 $(26,522) 4,705 8,842 13,703 $728 10,754 6,532 685 (3,398) $15,301

Fourth Quarter, 2004 Pro Forma

(000) Net Sales Cost of Sales Gross Margin Total SG&A Other (Income) Expense Restructuring Charge Interest Expense Income (Loss) Before Tax Minority Interest (Net) Income Tax (Benefit) Net Income Shares EPS Special Items: Restructuring Charges Asset Write-Off’s Purchase Acct Adj (Gain)/Loss on Hedge Acct Special Items Per Share Amount Net Income (Above) Tax Interest Depreciation EBITDA Restructuring Purchase Acct Adj Asset Write offs (Gain)/Loss on Hedge Acct EBITDA, exc Spec Items IMCO $277,502 263,282 14,220 13,916 (345) 10,754 8,495 (18,600) 92 4,969 $(23,661) 10,754 5,008 (843) $14,919 $(23,661) 4,665 8,495 11,494 $993 10,754 685 (843) $13,311 CII $300,605 276,522 24,083 9,764 (392) 4,407 3,053 7,251 —   40 $7,211 4,407 —   6,532 (1,232) $9,707 $7,211 40 3,053 6,681 $16,985 4,407 6,532 —   (1,232) $26,692 Total $578,107 539,804 38,303 23,680 (737) 15,161 11,548 (11,349) 92 5,009 $(16,450) 28,840 (0.57) 15,161 5,008 6,532 (2,075) $24,626 $0.85 $(16,450) 4,705 11,548 18,175 $17,978 15,161 6,532 685 (2,075) $38,281

Special Items

($M)	4th Quarter, 2004
	Reported	Pro Forma	Cash	(1)
Restructuring
Headcount reductions/severance (1)	$10.8	$10.8	$5.6
Commonwealth transaction costs	—	4.4	4.4
	$10.8	$15.2	$10.0
Purchase Accounting
Non-cash cost of sales increase with inventory step-up	$5.4	$5.4	—
Natural gas hedges	1.1	1.1	—
	$6.5	$6.5	—
Asset Write-Offs
Shelbyville	$3.7	$3.7	—
Rockwood	0.4	0.4	—
Mexico dross pile	0.7	0.7	—
Other	0.2	0.2	—
	$5.0	$5.0	—
(Gain)/Loss on FAS 133
Mark-to-market timing differences	$(3.4)	$(2.1)	—
Total Special items	$18.9	$24.6	$10.0

(1) Excludes Commonwealth severance accruals of $7.8 booked to purchase accounting

Rolled Products

	Pro Forma
$M
	Q404	Q403	2004	2003
Volume, Lbs Shipped	248	217	1,006	783
Sales	$305	$219	$1,140	$818
Segment Income	18.1	13.9	56.2	38.9
EBITDA, excluding special charges	34.5	15.3	80.9	50.7
Material Margin LIFO, $/lb	.386	.334	.330	.344
Material Margin Ave. Cost, $/lb	.407	.338	.352	.349

Solid industry fundamentals

Strong volume gains

Began to realize benefits of customer pricing initiatives

Benefiting from productivity initiatives

Rebounding Nicely

Aluminum Recycling

$M
	Q404	Q403	2004	2003
Volume, Lbs Processed	533	502	2,100	1,939
Sales	$133	$120	$553	$480
Segment Income	1.8	(2.7)	21.8	12.6
EBITDA, excluding special charges	10.4	5.5	42.3	33.1
Segment Income/Cents per Lb	0.3	(0.5)	1.0	0.6

Strong processing volume gains

Improved scrap markets

Excellent Recovery During 2004

International

$M
	Q404	Q403	2004	2003
Volume, Lbs Processed	253	224	1,034	779
Sales	$95	$73	$372	$256
Segment Income	4.4	5.7	21.8	17.3
EBITDA, excluding special items	5.8	5.9	27.6	20.8
Segment Income/Center per Lb	1.7	2.2	2.1	2.2

Higher volume

Competitive pricing environment

Tight scrap markets

Challenging Environment

Zinc

$M
	Q404	Q403	2004	2003
Volume, Lbs Processed	60	57	246	238
Sales	$49	$45	$207	$156
Segment Income	2.8	.8	12.0	4.9
EBITDA, excluding special items	3.7	1.7	15.5	8.2
Segment Income/Cents per Lb	4.7	1.8	4.9	2.1

Higher zinc prices

Improved volumes

Better margins

Improvement Trend Continuing